Sub-Item 77O: Transactions Effected Pursuant To Rule 10f-3
Name of Fund:	Goldman Sachs Real Estate Securities Fund
Name of Underwriter or Dealer Purchased From:	Keybanc Capital Markets
Inc.Names of Underwriting Syndicate Members:	Goldman, Sachs & Co.;
Compass Point Research & Trading, LLC; JMP Securities LLC; Keybanc Capital Markets Inc.; Mitsubishi UFJ Securities (USA), Inc.; PNC Capital Markets
 LLC; Regions Bank; Robert W. Baird & Co. Incorporated; Stifel, Nicolaus & Company, Incorporated
Name of Issuer:	Terreno Realty Corp

Title of Security:	TERRENO REALTY CORPORATION
Date of First Offering:	02/20/13
Dollar Amount Purchased:	$241,563.21
Number of Shares or Par Value of Bonds Purchased:	14,552.00
Price Per Unit:	16.60
Resolution Approved:  	Resolution adopted at the Meeting of the Board of
Trustees on June 12-13, 2013

Name of Fund:	Goldman Sachs Real Estate Securities Fund
Name of Underwriter or Dealer Purchased From:	Keybanc Capital Markets Inc
Names of Underwriting Syndicate Members:	Goldman, Sachs & Co.; Capital
 One Southcoast, Inc; Citigroup Global Markets Inc.; Deutsche Bank Securities; Huntington Investment Company (THE); J.P. Morgan Securities LLC; Keybanc Capital Markets Inc.; PNC Capital Markets LLC; RBC Capital Markets, LLC; Scotia Capital (USA) Inc; Wells Fargo Securities, LLC
Name of Issuer:	Developers Diversified Realty
Title of Security:	DDR CORP
Date of First Offering:	05/16/13
Dollar Amount Purchased:	$1,805,271.25
Number of Shares or Par Value of Bonds Purchased:	95,517.00
Price Per Unit:	18.90
Resolution Approved:  	Resolution adopted at the Meeting of the Board of
Trustees on August 14-15, 2013

Name of Fund:	Goldman Sachs Real Estate Securities Fund
Name of Underwriter or Dealer Purchased From:	Morgan Stanley & Co. LLC
Names of Underwriting Syndicate Members:	Goldman, Sachs & Co.; Allen
& Company LLC; Citigroup Global Markets Inc.; Deutsche Bank Securities Inc.;
 J.P. Morgan Securities LLC; Merrill Lynch, Pierce, Fenner & Smith, Incorporated, Mitsubishi UFJ Securities (USA), Inc.; Morgan Stanley & Co.
 LLC; PNC Capital Markets LLC; Wells Fargo Securities, LLC
Name of Issuer:	Weyerhaeuser Co
Title of Security:	WEYERHAEUSER COMPANY
Date of First Offering:	06/19/13
Dollar Amount Purchased:	$3,932,868.75
Number of Shares or Par Value of Bonds Purchased:	141,725.00
Price Per Unit:	27.75
Resolution Approved:  	Resolution adopted at the Meeting of the Board of
 Trustees on August 14-15, 2013

	Resolution adopted at the Meeting of the Board of Trustees on June
12-13, 2013:

RESOLVED, that, in reliance upon the written report provided by Goldman Sachs Asset Management, L.P. (GSAM) to the Trustees, all purchases made during the calendar quarter ended March 31, 2013 by the Goldman Sachs Trust, Goldman Sachs Variable Insurance Trust and Goldman Sachs Credit Strategies Fund (the Trusts) on behalf of its Funds of instruments during the existence of underwriting or selling syndicates, under circumstances where Goldman, Sachs
 & Co. or any of its affiliates is a member of the syndicate, were effected in compliance with the procedures adopted by the Trustees pursuant to Rule 10f-3 under the Investment Company Act of 1940, as amended (the 1940 Act).

	Resolution adopted at the Meeting of the Board of Trustees on August
14-15, 2013:

RESOLVED, that, in reliance upon the written report provided by Goldman Sachs
 Asset Management, L.P. (GSAM) to the Trustees, all purchases made during the calendar quarter ended June 30, 2013 by the Goldman Sachs Trust, Goldman
 Sachs Variable Insurance Trust and Goldman Sachs Credit Strategies Fund (the Trusts) on behalf of its Funds of instruments during the existence of underwriting or selling syndicates, under circumstances where Goldman, Sachs & Co. or any of its affiliates is a member of the syndicate, were effected in compliance with the procedures adopted by the Trustees pursuant to Rule 10f-3 under the Investment Company Act of 1940, as amended (the 1940 Act).